Exhibit 15.2

中正達會計師事務所 Centurion ZD CPA &Co. Certified Public Accountants (Practising)

Unit 1304, 13/F, Two Harbourfront, 22 Tak Fung Street, Hunghom, Hong Kong. 香港 紅磡 德豐街22號 海濱廣場二期 13樓1304室 Tel 電話: (852) 2126 2388 Fax 傳真: (852) 2122 9078 Email 電郵: info@czdcpa.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (File No. 333-227817, File No. 333-220758 and File No. 333-201163) and the Registration Statements on Form S-8 (File No. 333-222534, File No. 333-208901, File No. 333-198940 and File No. 333-178771) of Lianluo Smart Ltd. (the “Company”) of our report dated May 15, 2019, relating to the Company's consolidated balance sheet as of December 31, 2018, and the related consolidated statements of operations and comprehensive loss, changes in equity and cash flows for the two years ended December 31, 2018 and 2017, which report is included in this Annual Report on Form 20-F of the Company for the year ended December 31, 2019.

/s/ Centurion ZD CPA & Co.

Centurion ZD CPA & Co.

(successor to Centurion ZD CPA Limited)

Hong Kong, China

May 15, 2020